EXHIBIT 8


Ministry of Consumer and
Commercial Relations
                                                  ------------------------------
                                                      Ontario Corporation No.
   CERTIFICATE                                                1402077
This is to certify that                           ------------------------------
effective on February 18, 2000

Director, Business Corporation Act



Form 4
Business
Corporations
Act

                            ARTICLES OF AMALGAMATION


1.   The name of the amalgamated corporation is:

B  I  O  V  A  I  L     C  O  R  P  O  R  A  T  I  O  N


2.   The address of the registered office is:

2488 Dunwin Drive
--------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)

Mississauga ON                                          L    5   L   1    J   9
--------------------------------------------------------------------------------
(Name of Municipality or Post Office)                         (Postal Code)

3.   Number (or minimum and maximum number) of directors is:

     A minimum of 3 and a maximum of 20 directors

4.   The director(s) is/are:

                                                                      Resident
                                    Address for service, giving       Canadian
First name, initials and surname    Street & No. or R.R. No.,         State
                                    municipality and postal code      Yes or No

--------------------------------------------------------------------------------

PLEASE SEE ATTACHMENT 1


                                                    Attachment 1

4.    The director(s) is/are:                       Administrateur(s):                               Resident
                                                                                                     Canadian
                                                                                                     State
First name, initials and surname                    Residence address, giving Street & No. or R.R.   Yes or No
                                                    No., municipality and postal code
---------------------------------------------------------------------------------------------------------------
Eugene N. Melnyk                                    Crane Beach House                                No
                                                    St. Philip, Barbados, West Indies

Bruce D. Brydon                                     9638 4th Line, R.R. #5                           Yes
                                                    Milton ON L9T 2X9

Robert A. Podruzny                                  7 Boynton Circle                                 Yes
                                                    Markham ON L6C IA8

Kenneth C. Cancellara                               267 Forest Hill Road                             Yes
                                                    Toronto ON M5P 2N3

Rolf K. Reininghaus                                 313 Indian Valley Trail                          Yes
                                                    Mississauga ON L5G 2K9

Robert Vujea                                        1030 Carpenter N.W.                              No
                                                    Grand Rapids, Michigan, USA 49504-3727

Wilfred G. Bristow                                  467 Mountsberg Road R.R. #2                      Yes
                                                    Campbellville ON L0P IR0

Roger Rowan                                         53 Buckingham Avenue                             Yes
                                                    Toronto ON M4N IR3



5.  A)    The amalgamation agreement has been
          duly adopted by the shareholders of each      /   /
          of the amalgamating corporations as
          required by subsection 176(4) of the
          Business Corporations Act on the date
          set out below.

                                                       Check
                                                       A or B

    B)    The amalgamation has been approved by
          the directors of each amalgamating
          corporation by a resolution as required
          by section 177 of the Business
          Corporations Act on the date set out         / X /
          below.
          The articles of amalgamation in
          substance contain the provisions of the
          articles of Incorporation of

                        Biovail Corporation International
--------------------------------------------------------------------------------

and are more particularly set out in these articles.

Names of amalgamating                                     Date of Adop-
corporations               Ontario Corporation Number     tion/Approval
--------------------------------------------------------------------------------

Biovail Corporation        1333387                        February 15, 2000
International
TXM Corporation            744219                         February 15, 2000

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation exercise.


     There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise








7. The classes and any maximum number of shares that the corporation is authorized to issue.


     To provide that the classes and any maximum number of shares that the corporation is authorized to issue shall be as follows:

     an unlimited number of Class A Special shares an unlimited number of common shares

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:.


     (i) The Class A Special shares may from time to time be issued in one or more series and subject to the following provisions, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class A Special shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment, the redemption, purchase and/or conversion, and any sinking fund or other provisions, subject to regulatory approval, if applicable;

     (ii) The Class A Special shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, rank on a parity with the Special shares of every other class or series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the Class A Special shares as may be fixed in accordance with clause (i);

     (iii) If any amounts payable on the return of capital in respect of a series of Class A Special shares are not paid in full, all series of Class A Special shares shall participate ratably in respect of such dividends and return of capital;

     (iv) The Class A Special shares of any series may be made convertible into common shares;

     (v) Unless the directors otherwise determine, the holder of each share of a series of Class A Special shares shall not be entitled to vote at a meeting of shareholders.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:


     None.




10.  Other provisions, (if any):

     None.





11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".


12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

These articles are signed in duplicate.
Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.


                             BIOVAIL CORPORATION
                             INTERNATIONAL



                             By: /s/ Robert A. Podruzny
                                 --------------------------------------
                                    Robert A. Podruzny, President


                             By: /s/ Kenneth C. Cancellara
                                 --------------------------------------
                                    Kenneth C. Cancellara, Secretary


                             TXM CORPORATION


                             By: /s/ Eugene N. Melnyn
                                 --------------------------------------
                                    Eugene N. Melnyk, Director


                             By: ______________________________________

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER


     I, Kenneth Cancellara, the Senior Vice-President and Secretary of Biovail Corporation International, one of the amalgamating corporations (hereinafter called the "Corporation") hereby state as follows:

     There are reasonable grounds for believing that:

     (a) The Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

     (b) The realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  No creditor will be prejudiced by the amalgamation; and

     (d) The Corporation has not received notice from any creditor of the Corporation objecting to the amalgamation.

          DATED the 15th day of February, 2000.



                                /s/ Kenneth Cancellara
                                -----------------------------------
                                Kenneth Cancellara,
                                Senior Vice-President and Secretary

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER


     I, Kenneth Cancellara, Secretary of TMX Corporation, one of the amalgamating corporations (hereinafter called the "Corporation") hereby state as follows:

     There are reasonable grounds for believing that:

     (a) The Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

     (b) The realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  No creditor will be prejudiced by the amalgamation; and

     (d) The Corporation has not received notice from any creditor of the Corporation objecting to the amalgamation.

          DATED the 15th day of February, 2000.


                                /s/ Kenneth Cancellara
                                -----------------------------------
                                Kenneth Cancellara,
                                Secretary

                                  SCHEDULE "B"

                                CERTIFIED COPY OF

                         RESOLUTION OF THE DIRECTORS OF

                        BIOVAIL CORPORATION INTERNATIONAL


AMALGAMATION


     WHEREAS Biovail Corporation International (the "Corporation") is the holding corporation of a wholly-owned subsidiary, TXM Corporation ("TXM"):

     AND WHEREAS the Corporation has agreed to amalgamate with TXM pursuant to subsection 177(I) of the Business Corporations Act (Ontario) (the "Act");

     NOW THEREFORE BE IT RESOLVED THAT:

1. The amalgamation of the Corporation and TXM pursuant to subsection 177(I) of the Act be and the same is hereby approved;

2. Upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares in the capital of TXM shall be cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation of the Amalgamated Corporation (the "Amalgamated Corporation") shall be the same as the articles of the Corporation and the name of the Amalgamated Corporation shall be "Biovail Corporation";

4. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation;

5. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation;

6. Any officer or director of the Corporation be hereby authorized and directed to execute on behalf of the Corporation under its corporate seal or otherwise, all documents necessary or desirable with such additions, deletions or variations thereon as the said signing officer may approve, to effect such amalgamation including the execution and delivery to the Ministry of Consumer and Commercial Relations of articles of amalgamation for such purpose.

     I HEREBY CERTIFY that the foregoing is a true copy of a resolution passed by the directors of Biovail Corporation International and that the same is still in full force and effect, unamended.

     DATED the 15th day of February, 2000.



                                /s/ Kenneth Cancellara
                                -----------------------------------
                                Kenneth Cancellara,
                                Secretary

                                  SCHEDULE "B"

                                CERTIFIED COPY OF

                         RESOLUTION OF THE DIRECTORS OF

                                 TXM CORPORATION


AMALGAMATION


     WHEREAS TXM Corporation (the "Corporation") is a wholly-owned subsidiary of Biovial Corporation ("Biovail"):

     AND WHEREAS the Corporation has agreed to amalgamate with Biovail pursuant to subsection 177(I) of the Business Corporations Act (Ontario) (the "Act");

     NOW THEREFORE BE IT RESOLVED THAT:

1. The amalgamation of the Corporation and Biovail pursuant to subsection 177(I) of the Act be and the same is hereby approved;

2. Upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares in the capital of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation of the Amalgamated Corporation (the "Amalgamated Corporation") shall be the same as the articles of Biovail and the name of the Amalgamated Corporation shall be "Biovail Corporation";

4. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation;

5. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Biovail;

6. Any officer or director of the Corporation be hereby authorized and directed to execute on behalf of the Corporation under its corporate seal or otherwise, all documents necessary or desirable with such additions, deletions or variations thereon as the said signing officer may approve, such approval to be conclusively evidenced by his execution of the said documents, and to do all things necessary or desirable to give effect to such amalgamation including the execution and delivery to the Ministry of Consumer and Commercial Relations of articles of amalgamation for such purpose.

     I HEREBY CERTIFY that the foregoing is a true copy of a resolution passed by the directors of TXM Corporation and that the same is still in full force and effect, unamended.

     DATED the 15th day of February, 2000.



                                /s/ Kenneth Cancellara
                                -----------------------------------
                                Kenneth Cancellara,
                                Secretary